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                                                                   EXHIBIT 16.01

January 7, 1997

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read the section entitled Change in Independent Auditors in the Registration Statement (Form SB-2) dated January 7, 1997, of Macrovision Corporation and are in agreement with the statements with respect to Ernst & Young LLP contained therein in the first three sentences. We have no basis to agree or disagree with other statements of the Company contained in such section.

                                          /s/ Ernst & Young LLP